EXHIBIT 23.1

BDO SEIDMAN, LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-130867) of Gastar Exploration Ltd. of our report dated March 23, 2006 relating to the consolidated financial statements of Gastar Exploration Ltd. and subsidiaries which appears in this Annual Report on Form 10-K.

/s/ BDO SEIDMAN, LLP

Dallas, Texas

March 23, 2007